Exhibit 10.6

FORM OF NON-QUALIFIED STOCK OPTION AWARD AGREEMENT FOR OFFICERS AND EMPLOYEES

CBM BANCORP, INC.

2019 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

OFFICER

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2019 Equity Incentive Plan (the “Plan”) of CBM BANCORP, INC. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. A copy of the Plan has been provided, or made available, to each person granted a stock option pursuant to the Plan. The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Company (“Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant.

2.	Date of Grant. May 14, 2019.

3.	Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option:

•	This is a Non-Qualified Stock Option.

4.	Exercise price per share. $

5.	Expiration Date of Option: May 13, 2029.

6.

Vesting Schedule. Except as otherwise provided in this Agreement, this Option first becomes exercisable, subject to the Option’s expiration date, in accordance with the vesting schedule specified herein provided that the Participant continues in the Service of the Company as of such Vesting Date, as follows:

Vesting Date	Number of Options Vesting
May 14, 2020
May 14, 2021
May 14, 2022
May 14, 2023
May 14, 2024

This Option may not be exercised at any time on or after the Option’s expiration date. Vesting will automatically accelerate pursuant to Sections 2.7 and 4.1 of the Plan (in the event of the death or Disability of the Participant or following a Change in Control).

7.	Exercise Procedure.

7.1

Delivery of Notice of Exercise of Option. This Option will be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, including:

•	Cash or personal, certified or cashier’s check in full/partial payment of the purchase price.

•	Stock of the Company in full/partial payment of the purchase price.

•	By a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any required tax withholding).

•	By selling shares from my Option shares through a broker in full/partial payment of the purchase price.

7.2	“Fair Market Value” shall have the meaning set forth in Section 8.1 of the Plan.

8.	Delivery of Shares.

8.1

Delivery of Shares. Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.	Change in Control.

9.1

In the event of a Change in Control, all Options held by the Participant, whether or not exercisable at such time, will become fully exercisable, subject to the expiration provisions otherwise applicable to the Option.

9.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

10.	Adjustment Provisions.

This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.4 of the Plan.

11.	Termination of Option and Accelerated Vesting.

This Option will terminate upon the expiration date, except as set forth in the following provisions:

(i)

Death. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s death. This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the date of death, subject to termination on the expiration date of this Option, if earlier.

(ii)

Disability. This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s Disability. This Option may thereafter be exercised for a period of one (1) year from the date of such Termination of Service by reason of Disability, subject to termination on the Option’s expiration date, if earlier.

(iii)	Termination for Cause. If the Participant’s Service has been terminated for Cause, all Options that have not been exercised will expire and be forfeited.

(iv)

Other Termination. If the Participant’s Service terminates for any reason other than due to death or Disability, or following a Change in Control or for Cause, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination of service, for a period of three (3) months following termination, subject to termination on the Option’s expiration date, if earlier.

12.	Miscellaneous.

12.1

No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for the exercise of such Option and the receipt of such Stock upon the exercise of such Option.

12.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3

In the discretion of the Committee, a Non-Qualified Option granted under the Plan may be transferable by the Participant, provided, however, that such transfers will be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided, further, that such transfers are not made for consideration to the Participant.

12.4	This Agreement will be governed by and construed in accordance with the laws of the State of Maryland.

12.5

This Agreement is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Participant agrees that he or she will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of Stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation or order or any provision thereof as determined by the Company.

12.6	The granting of this Option does not confer upon the Participant any right to be retained in the service of the Company or any subsidiary.

12.7

Subject to written consent by the Committee, the Participant shall have the right to direct the Company to collect federal, state and local income taxes and the employee portion of FICA taxes (Social Security and Medicare) with respect to any Option, if applicable, in accordance with Section 7.8 of the Plan. Notwithstanding the foregoing, the Company shall have the right to require the Participant to pay the Company the amount of any tax that the Company is required to withhold with respect to such exercise of the Option or the Company may retain or sell without notice, a sufficient number of shares of Stock subject to the Option to cover the minimum amount required to be withheld under applicable law.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

CBM BANCORP, INC.

By:
Its:

PARTICIPANT’S ACCEPTANCE

As of the date of grant of this Option set forth above, the undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2019 Equity Incentive Plan. The undersigned hereby acknowledges receipt of a copy of the Company’s 2019 Equity Incentive Plan.

PARTICIPANT

EXHIBIT A

NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

I hereby exercise the stock option (the “Option”) granted to me by CBM Bancorp, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the CBM Bancorp, Inc. 2019 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for an aggregate purchase price of $______ per share.

I elect to pay the exercise price by:

Cash or personal, certified or cashier’s check in the sum of $ , in full/partial payment of the purchase price.

Stock of the Company with a fair market value of $ in full/partial payment of the purchase price.*

A net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any required tax withholding).

Selling shares from my Option shares through a broker in full/partial payment of the purchase price.

I understand that after this exercise,                          shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

, 20 .
Date	Participant’s signature

*    If I elect to exercise an Option by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged. If the shares are held in “street name” by a registered broker, I must provide the Company with a statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.

BY THE COMPANY

Date Received:	Company Representative: